Exhibit 10.2

FOH Services Agreement

FOH Services Agreement

BETWEEN

Bendon Limited (Bendon)

AND

FOH Online Corp. (FOH Online)

AND

Naked Brand Group Limited (Naked)

MILLS OAKLEY

Level 7, 151 Clarence Street

SYDNEY NSW 2000

Telephone: +61 2 8289 5800

Facsimile: +61 2 9247 1315

www.millsoakley.com.au

Ref: DDYS/JYKS 3496392

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Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	4

2	Term		4

3	Condition		4

4	Provision of the Services		4
	4.1	Supply of Services	4
	4.2	Excluded Services	5
	4.3	Period of supply	5
	4.4	Non-exclusive	6

5	FOH Online’s obligations		6

6	Personnel to provide the Services		6
	6.1	Personnel	6
	6.2	Personnel’s compliance	6
	6.3	Employees, contractors and/or consultants	6

7	Annual Budget		7
	7.1	Preparation and approval	7
	7.2	Information available	7

8	Payment for the Services		7
	8.1	Service Fees	7
	8.2	Payment Terms	7
	8.3	Gross-up for withholdings	8

9	General representations and warranties		8

10	Indemnity		8
	10.1	Indemnity	8
	10.2	Proportionate liability	8

11	Limitation of liability		9
	11.1	Limitation	9
	11.2	Indirect/consequential loss	9
	11.3	Fraud	9

12	Records		9

13	Confidentiality		9
	13.1	Dictionary	9
	13.2	Confidentiality obligations	10
	13.3	Announcements	10
	13.4	Exceptions	10

14	Intellectual Property		10

15	Dispute resolution		11
	15.1	No proceedings	11
	15.2	Notice of Dispute	11
	15.3	Best efforts to resolve Dispute	11
	15.4	Referral to senior management	11

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	15.5	Termination of dispute resolution process	11

16	Subcontracting		11
	16.1	Requests for approval	11
	16.2	Granting of approval	11
	16.3	Responsibility for subcontractors	12

17	Force Majeure		12

18	Termination		12
	18.1	Termination	12
	18.2	Convenience	12
	18.3	Breach	12
	18.4	Insolvency	12
	18.5	Without limitation to other rights	12
	18.6	Effect of termination	13
	18.7	Third party contracts	13
	18.8	Survival	13

19	Insurance		13
	19.1	Parties to maintain insurance	13
	19.2	Evidence of insurance	13
	19.3	Absence of insurance	13

20	GST		14
	20.1	Interpretation	14
	20.2	GST exclusive	14
	20.3	Reimbursements	14
	20.4	Tax invoice	14
	20.5	Obligations of the parties	14

21	Notices		14
	21.1	General	14
	21.2	How to give a communication	14
	21.3	Particulars for delivery of notices	14
	21.4	When a communication is given	15
	21.5	After hours communications	15
	21.6	Process service	15

22	General		15
	22.1	Relationship between the parties	15
	22.2	Consideration	15
	22.3	Costs	15
	22.4	No merger	15
	22.5	Variation, waiver and amendment	16
	22.6	Further assurances	16
	22.7	Severability	16
	22.8	Assignment	16
	22.9	Counterparts	16
	22.10	Governing law and jurisdiction	16
	22.11	Entire understanding	16

Schedule 1	Services	17

Schedule 2	Excluded Services	18

Schedule 3	Details of Service Fees

Execution page		19

Annexure A	First Annual Budget	20

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Parties

BENDON LIMITED (COMPANY NUMBER 110935)
of 8 Airpark Drive, Airport Oaks, Auckland, New Zealand
Email: anna.johnson@bendon.com
Attention: Anna Johnson
(Bendon)
FOH ONLINE CORP.
a company incorporated in Delaware, USA, with registration number 5759444
Email: justin.davis@bendon.com
Attention: Justin Davis-Rice
(FOH Online)
NAKED BRAND GROUP LIMITED (ACN 619 054 938)
of Unit 7, 35-39 William Street, Double Bay NSW 2028
Email: kelfitzalan@taxxat.com.au
Attention: Kel Fitzalan
(Naked)

Background

A.	FOH Online wishes to engage Bendon to provide the Services to FOH Online.

B.	Bendon has agreed to provide the Services to FOH Online on and from the Commencement Date on the terms and conditions set out in this Agreement.

Agreed terms

1	Definitions and interpretation

1.1	Definitions

In this Agreement unless the context otherwise requires:

Administration Fee means the administration fee payable by FOH Online to Bendon in respect of the Services as calculated in accordance with Schedule 2.

Agreed Costs means the costs payable by FOH Online to Bendon in respect of the Services as calculated in accordance with Schedule 2.

Agreement means this agreement and all schedules, annexures and attachments to it, as amended by the parties in writing in accordance with its terms.

Annual Budget has the meaning given in clause 7.1.

Business Day means a day on which banks are open for general banking business in Auckland, New Zealand excluding Saturdays, Sundays or public holidays in Auckland, New Zealand.

Buyers means:

(a)	JADR Holdings Pty Limited (ACN 151 656 192) as trustee for The DR Family Trust No 2; and

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(b)	Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust,

or their respective nominee(s).

Claim means any claim, demand, suit, proceeding or cause of action (whether based in contract, equity, tort, statute or otherwise) in respect of this Agreement (or any part of it).

Commencement Date means the Completion Date.

Companies Act means the Companies Act 1993 (NZ).

Completion has the meaning given to that term in the Share Sale Agreement.

Completion Date has the meaning given to that term in the Share Sale Agreement.

Corporations Act means the Corporations Act 2001 (Cth).

Dispute has the meaning given in clause 15.1.

Dispute Notice has the meaning given to it in clause 15.2.

Excluded Services means the services described in Schedule 2.

Financial Year means the financial year ending 31 January.

Force Majeure means an event or cause beyond the reasonable control of the party claiming force majeure (in connection with that party’s failure to comply with its obligations), including, to the extent so beyond such reasonable control:

(a)	ransomware attacks, cyber attacks or cyber sabotage;

(b)	act of God, lightning, storm, flood, fire, earthquake, explosion, cyclone, tidal wave, landslide or other adverse weather conditions;

(c)	epidemic, pandemic or public health emergency, or any resulting governmental action including work stoppages, mandatory business, service or workplace closures, full or partial lockdowns of affected areas, quarantines, border closures and travel restrictions; or

(d)	industrial action,

the effect of which could not have reasonably been prevented or overcome by the party claiming force majeure.

GST means the tax imposed or assessed by the GST Law and its related legislation and includes any similar or substitute impost introduced in the future.

GST Law means (as applicable):

(a)	A New Tax System (Goods and Services Tax) Act 1999 (Cth); or

(b)	Goods and Services Tax Act 1985 (NZ).

Insolvency Event means the occurrence of any one or more of the following events in relation to any person:

(a)	an application is made to a court for an order that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed, and the application is not either demonstrably frivolous or vexatious, or withdrawn, struck out or dismissed within 21 days of it being made;

(b)	a liquidator or provisional liquidator is appointed;

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(c)	an administrator or a receiver, receiver and manager, judicial manager, liquidator, administrator, controller or like official is appointed to the whole or a substantial part of the undertaking or property of the person, including any of its assets;

(d)	it enters into, or takes steps or proposes to enter into, an arrangement, compromise or composition with its creditors or a class of them, or an assignment for the benefit of its creditors or a class of them;

(e)	it proposes a winding-up or dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(f)	it is insolvent or states that it is insolvent, or it is presumed to be insolvent under an applicable law;

(g)	it becomes an insolvent under administration;

(h)	it is taken to have failed to comply with a statutory demand as a result of section 459F(1) of the Corporations Act or made in accordance with section 289 of the Companies Act;

(i)	a notice is issued under sections 601AA or 601AB of the Corporations Act;

(j)	a writ of execution is issued against it or its property;

(k)	it ceases to carry on business or pay its debts as and when they fall due, or threatens to do so, or it is taken under applicable laws to be unable to pay its debts or stops or suspends, or threatens to stop or suspend, payment of all or a class of its debts; or

(l)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the above paragraphs of this definition.

Intellectual Property Rights means any and all intellectual property rights of any kind or nature including statutory, common law or other proprietary ownership or control rights which exist or may exist in the future and includes rights in respect of or in connection with copyright, inventions (including patents), discoveries, source code, object code, formulae, specifications, databases, business processes and methods, trademarks, service marks, business names, trade or business names, domain names, logos, styles, designs, Confidential Information (as defined in clause 13.1), moral rights, trade secrets and know-how and all other rights with respect to intellectual property whether registered or unregistered and whether capable of registration or otherwise.

Loss means a damage, loss, cost, expense or liability, however it arises and whether it is present or future, fixed or unascertained, actual or contingent.

Personnel means the employees, contractors of, and/or consultants to, Bendon (as the case may be) as may be notified by Bendon to FOH Online in writing from time to time.

Service Fees means the Administration Fee and Agreed Costs.

Services means the services described in Schedule 1.

Share Sale Agreement means the share sale agreement dated on or about the date of this Agreement between the Buyers, Naked, Bendon and others in respect of the Buyers’ proposed acquisition of 100% of the issued share capital in Bendon from the Naked.

Term has the meaning given in clause 2.

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1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular includes the plural and vice versa;

(b)	if a word or phrase is defined its other grammatical forms have corresponding definitions;

(c)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(d)	words denoting any gender include all genders;

(e)	any schedule or annexure attached to this Agreement forms part of it;

(f)	a reference to a party includes its legal personal representatives, successors and permitted assigns;

(g)	a reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity;

(h)	a reference to a statute or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them, and reference to a statute:

(i)	with (Cth) following it means an Australian statute; and

(ii)	with (NZ) following it means a New Zealand statute;

(i)	unless expressly stated to be otherwise, the meaning of general words is not limited by specific examples introduced by ‘including’, ‘for example’ or similar inclusive expressions;

(j)	references to written or in writing shall include all modes of presenting or reproducing words, figures and symbols in a visible form (including via email);

(k)	a reference to this Agreement means this Agreement and includes any variation or replacement of this Agreement; and

(l)	headings are for convenience only and do not affect interpretation.

2	Term

This Agreement will commence on the Commencement Date and will continue in full force and effect for a period of 5 years, unless it is terminated earlier in accordance with clause 18 (Term).

3	Condition

This Agreement does not become binding on the parties and has no force or effect unless and until Completion has occurred under the Share Sale Agreement.

4	Provision of the Services

4.1	Supply of Services

(a)	Bendon must provide the Services to FOH Online during the Term:

(i)	where a particular Service has been provided by Bendon to FOH Online prior to the Completion Date, on materially the same basis, and to materially the same standard, as those Services were provided by Bendon during the 12 month period immediately preceding the Commencement Date;

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(ii)	with due care, skill and diligence; and

(iii)	in compliance with all applicable laws including privacy laws.

(b)	Bendon must comply with all reasonable instructions and directions given by FOH Online, and with FOH Online’s standards and operating policies and procedures notified to Bendon from time to time.

(c)	Bendon is solely responsible for the management, direction and control of any of its Personnel and the manner in which they perform their work in providing the Services, however must:

(i)	if requested by FOH Online, remove any Personnel from FOH Online’s premises and deny that person access to any of FOH Online’s information or records; and

(ii)	immediately remove any Personnel from the Services, FOH Online’s premises and otherwise stop them from accessing FOH Online’s information and records, if that Personnel engages in serious misconduct or is convicted of an indictable or criminal offence, including (without limitation):

(A)	conduct involving deception, dishonesty or fraud;

(B)	conduct involving unacceptable behaviour, including unlawful discrimination, sexual harassment, intimidation or violence;

(C)	demonstrating gross incompetence or gross negligence with regard to the performance of the Personnel’s duties; and

(D)	serious or material breach of any relevant FOH Online standards and operating policies and procedures.

(d)	Bendon must procure that its Personnel maintain correct and complete records and reports relating to the provision of the Services and provide copies of any such records and reports as may be reasonably required by FOH Online from time to time.

4.2	Excluded Services

For the avoidance of doubt, the Excluded Services are excluded from this Agreement and are the sole responsibility of FOH Online.

4.3	Period of supply

Bendon must provide each Service described in this Agreement for the Term, provided that at any point during the Term, Bendon and FOH Online may agree that, from a particular date, one or more Services are or will no longer be required, in which case, with effect from the date agreed between Bendon and FOH Online, the relevant Services(s) will be removed from the description of the Services and Bendon will cease to be required to provide the relevant Service(s) to FOH Online under this Agreement.

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4.4	Non-exclusive

During the Term:

(a)	subject to clause 18.7 and FOH Online providing at least 3 months’ prior written notice to Bendon, FOH Online is permitted to acquire from any third party any of the services that are the same as or substantially similar to the Services; and

(b)	Bendon is not prevented or restricted from supplying services of any kind to any other person.

5	FOH Online’s obligations

(a)	FOH Online must:

(i)	ensure compliance with the reasonable requirements of Bendon (as notified in writing to FOH Online from time to time) in respect of access to, security and use of all data and any system or network in connection with the Services; and

(ii)	to the extent necessary to provide a Service, provide Bendon with all reasonable assistance and information, including but not limited to providing access to FOH Online’s relevant systems, documents, records, data, personnel, contractors and suppliers.

(b)	If FOH Online does not comply with a provision of this clause 5 in respect of a particular Service, Bendon is not obliged to provide that Service to FOH Online.

6	Personnel to provide the Services

6.1	Personnel

In order to provide the Services, Bendon will make available the services of the suitably qualified, trained, experienced and competent Personnel and procure the Personnel provide the Services in accordance with this Agreement and for so long as (and provided that) they remain employees, contractors of, and/or consultants to (as the case may be) to Bendon.

6.2	Personnel’s compliance

Bendon will ensure that each Personnel complies with:

(a)	the reasonable guidelines, requirements and instructions of FOH Online concerning the provision of the Services;

(b)	all laws, rules and regulations in respect of the provision of the Services including, without limitation holding any licences, permits or approvals required to perform the Services, and all privacy laws; and

(c)	all policies and procedures issued by FOH Online, including policies and procedures related to occupation health and safety, discrimination and harassment, security, privacy and use of confidential information.

6.3	Employees, contractors and/or consultants

The Personnel must at all times be employees, contractors of and/or consultants to (as the case may be), and be maintained on the payroll of, Bendon and Bendon must comply with all its responsibilities as employer, contractor or consultancy partner of the Personnel (as the case may be).

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7	Annual Budget

7.1	Preparation and approval

(a)	During the Term, Bendon shall, in consultation with FOH Online prepare and submit for approval to the board of directors of Naked (not less than 40 Business Days prior to the commencement of each Financial Year) the forecasts, budgets and plans for the FOH Online business for the following Financial Year which must be approved by Naked by no later than 20 Business Days prior to the commencement of the that Financial Year (Annual Budget).

(b)	The parties agree that the first Annual Budget for the Financial Year ending 31 January 2022 is attached as Annexure A, and as amended by the parties from time to time.

7.2	Information available

In preparing all budgets and forecasts to be submitted to FOH Online, Bendon will base its estimates upon the most recent and reliable information then available. At the request of FOH Online, Bendon will make available to it the basis and information, in reasonable detail, utilised in preparing such budgets and forecasts.

8	Payment for the Services

8.1	Service Fees

(a)	In consideration for the provision of the Services to FOH Online, FOH Online agrees to pay Bendon the Service Fees (plus GST or any other equivalent taxes) subject to and in accordance with this clause 7 and Schedule 3.

(b)	The parties acknowledge and agree that, subject to Completion, the Service Fees will commence accruing on and from the Commencement Date.

8.2	Payment Terms

(a)	The Service Fees shall be invoiced and paid in the manner and at the times specified in Schedule 3.

(b)	If FOH Online disputes a tax invoice, it must notify Bendon in writing within 5 Business Days from the receipt of the tax invoice. FOH Online must pay the undisputed portion of the tax invoice.

(c)	If FOH Online disputes the whole or part of any tax invoice, that dispute will be resolved in accordance with the dispute resolution process in clause 15.

(d)	Payments to Bendon will be made to the bank account nominated by Bendon in writing or otherwise on the tax invoice provided to FOH Online or any other bank account which may be notified in writing by Bendon to FOH Online from time to time.

(e)	Where FOH Online fails to pay the Service Fees by the due date, Bendon may charge interest on any money overdue during the period until full payment is received at a rate of 1% per month.

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8.3	Gross-up for withholdings

Any person who is required or compelled by law to make any deduction or withholding from any amount payable under this Agreement must, to the extent permitted by law, pay to the payee an additional amount sufficient to ensure that the amount received by the payee equals the full amount that would have been received by the payee, if that deduction or withholding had not been required or compelled.

9	General representations and warranties

Each party to this Agreement represents and warrants to the other party that:

(a)	(duly incorporated) it is a company duly incorporated in and validly existing under the laws of the jurisdiction of its incorporation;

(b)	(power) it has full legal capacity and power to enter into, exercise its rights and perform its obligations under this Agreement;

(c)	(authorisations) all conditions and things required by law to be fulfilled or done in order to enable it to lawfully to enter into, and exercise its rights and perform its obligations under this Agreement, have been fulfilled or done;

(d)	(valid and binding) this Agreement constitutes valid and legally binding obligations, enforceable against it in accordance with its terms, except to the extent limited by equitable principles and the law regarding creditors’ rights generally;

(e)	(no legal impediment) the execution, delivery and performance by it of this Agreement complies with:

(i)	each law, regulation, authorisation, ruling, judgment, order or decree of any governmental agency applicable to it;

(ii)	any agreement to which it is party; and

(iii)	any of its obligations to another person; and

(f)	(no Insolvency Event) it is not, and there are no circumstances which are likely to give rise to it becoming, the subject of an Insolvency Event.

10	Indemnity

10.1	Indemnity

Subject to clauses 10.2 and 11, Bendon will indemnify FOH Online against, and pay on demand, any Claim brought against or Loss suffered or incurred by FOH Online as a result of a breach of this Agreement by Bendon.

10.2	Proportionate liability

Bendon’s liability under clause 10.1 will be proportionally reduced to the extent that any act or omission of FOH Online caused or contributed to the Claim or Loss.

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11	Limitation of liability

11.1	Limitation

Bendon’s aggregate liability for Loss caused or contributed to by Bendon shall in no circumstances whatsoever, to the extent permitted by law, exceed an amount equal to the Administration Fees payable under this Agreement whether such liability arises in contract, tort, negligence, misrepresentation, breach of statutory duty or otherwise.

11.2	Indirect/consequential loss

Save as otherwise provided in this Agreement, each party shall not, to the extent permitted by law, be liable to the other party for any loss or damage under or in connection with this Agreement:

(a)	which does not arise naturally or in the usual course of things from that breach; or

(b)	which constitutes, or arises from or in connection with, a loss of profit or opportunity, loss of goodwill or loss of business reputation, even if such loss arises naturally or in the usual course of things from that breach.

11.3	Fraud

Nothing in this Agreement shall exclude or restrict a party’s liability for fraud, criminal acts, wilful default or wilful misconduct of that party, its officers, employees or agents, or for death or personal injury to the extent resulting from its negligence.

12	Records

The parties must keep complete records and books of accounts relating to the performance of each party’s obligations under this Agreement for the Term and for 7 years after termination or expiry of this Agreement. Each party shall permit the other party, or the other party’s appointed representative, to inspect and audit its books relating to the provision of the Services at all reasonable times during usual business hours, provided that the other party gives reasonable advance notice.

13	Confidentiality

13.1	Dictionary

The following definitions apply in this clause 13:

Confidential Information means any written or oral information of a technical, business or financial nature or which is taken by any provision of this Agreement to be confidential information, or which the Discloser makes the Recipient aware is considered by the Discloser to be confidential and proprietary, and includes all information that is personal information for the purposes of the Privacy Act 1988 (Cth) or the Privacy Act 2020 (NZ), but does not include information which the Recipient can establish:

(a)	was in the public domain when it was given to the Recipient;

(b)	becomes, after being given to the Recipient, part of the public domain, except through disclosure contrary to this Agreement or any other obligation of confidence;

(c)	was in the Recipient’s possession when it was given to the Recipient and had not been acquired in some other way (directly or indirectly) from the Discloser; or

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(d)	was lawfully received from another person who had the unrestricted legal right to disclose that information free from any obligation to keep it confidential.

Discloser means the party giving information.

Recipient means the party to whom information is given.

13.2	Confidentiality obligations

Each party must:

(a)	keep the Confidential Information confidential and not disclose it or allow it to be disclosed to a third party except:

(i)	with the prior written approval of the Discloser; or

(ii)	to officers, employees and consultants or advisers of the party (or its related bodies corporate) who have a need to know (and only to the extent that each has a need to know) for the purposes of this Agreement provided that such persons undertake to comply with the confidentiality obligations contained in this Agreement; and

(b)	take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

13.3	Announcements

No announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this Agreement may be made or authorised by or on behalf of a party without the prior written approval of each other party unless that announcement, press release or communication is required to be made by law or any order of any court, tribunal, authority, the rules of a recognised stock exchange or regulatory body.

13.4	Exceptions

The obligations of confidentiality under this Agreement do not extend to information (whether before or after this Agreement is executed):

(a)	disclosed by Bendon to any third-party service provider in connection with providing any Services under this Agreement provided such third-party has entered into binding confidentiality obligations with Bendon in relation to such information;

(b)	disclosed to a party, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

(c)	that is public knowledge (except because of a breach of this Agreement or any other obligation of confidence); or

(d)	required to be disclosed by law or any order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this Agreement or by the rules of a recognised stock exchange.

14	Intellectual Property

Each party acknowledges all rights, titles and interests in and to all Intellectual Property Rights owned by that party prior to entry into this Agreement, or developed independently of this Agreement by either party, will continue to be owned by that party.

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15	Dispute resolution

15.1	No proceedings

Any dispute, controversy or claim (each a Dispute) arising under or in connection with this Agreement, including in relation to the Service Fees and Services, must be resolved in accordance with the dispute resolution procedure set out in this clause 15.

15.2	Notice of Dispute

If a Dispute arises under or in connection with this Agreement, a party to the Dispute may give to the other party or parties to the Dispute notice setting out details of the Dispute within 5 Business Days of the Dispute arising (Dispute Notice).

15.3	Best efforts to resolve Dispute

If a party issues a Dispute Notice, the parties must meet (in person or via telephone or video conference) and use their best efforts to resolve the Dispute within 30 Business Days after the Dispute Notice is given under clause 15.2 (or any longer period agreed by the parties in writing) (Initial Period).

15.4	Referral to senior management

If the parties cannot resolve the Dispute within the Initial Period, the Dispute must be referred to a member of their respective senior management teams with decision making authority who must use their best efforts to resolve the Dispute or agree on a process to resolve the Dispute within 30 Business Days after the Dispute is referred to them (Second Period).

15.5	Termination of dispute resolution process

If the parties have not resolved the Dispute or agreed on a process to resolve the Dispute prior to expiry of the Second Period, after the Second Period has expired, providing the parties have complied with their obligations under this clause 15, either party may terminate the dispute resolution process by giving written notice to each other party, and the parties may thereafter take such action as they consider appropriate.

16	Subcontracting

16.1	Requests for approval

(a)	Bendon must not engage any third-party subcontractor to conduct any substantive part of the provision of the Services (with FOH Online to determine, acting reasonably, whether a part is substantive) without the prior written approval of FOH Online.

(b)	Bendon must apply to FOH Online in writing for approval to appoint a subcontractor, and the application must include details of the name of the proposed subcontractor and the tasks that Bendon proposes that it perform.

(c)	FOH Online may request other information about the proposed subcontractor.

16.2	Granting of approval

(a)	FOH Online’s approval of a request under clause 16.1 must not be unreasonably withheld.

(b)	If FOH Online grants its approval, then the approval may be given on such conditions as FOH Online reasonably considers appropriate.

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16.3	Responsibility for subcontractors

Subject to clause 11, Bendon is fully responsible for the Services despite subcontracting any part of the Services and will be vicariously liable to FOH Online for all acts, omissions and defaults of its subcontractors (and their employees and agents) relating to the subcontracted Services.

17	Force Majeure

(a)	If a party is prevented or materially delayed in whole or in part from carrying out its obligations under this Agreement (other than an obligation to pay money) as a result of Force Majeure, it must promptly notify the other party accordingly. The notice must:

(i)	specify the obligations it cannot perform; and

(ii)	fully describe the event of Force Majeure.

(b)	Following this notice, and while the Force Majeure continues, the obligations which cannot be performed in a timely manner because of the Force Majeure will be suspended.

(c)	If a party is unable to perform its obligations under this Agreement for a period of 40 Business Days or more as a consequence of a Force Majeure, the other party may terminate this Agreement, by notifying the other party in writing, effective immediately.

18	Termination

18.1	Termination

This Agreement will terminate at the end of the Term, unless terminated earlier in accordance with this Agreement.

18.2	Convenience

FOH Online may terminate this Agreement by giving at least 3 months’ prior notice in writing to Bendon.

18.3	Breach

Either party may terminate this Agreement by giving at least 3 months’ prior notice in writing to the other party (Defaulting Party), if the Defaulting Party materially breaches this Agreement and the breach:

(a)	if capable of remedy is not remedied within 30 days of the Defaulting Party receiving notice from the other party specifying the alleged breach and requiring it to be remedied; or

(b)	is incapable of remedy.

18.4	Insolvency

This Agreement will terminate with immediate effect where an Insolvency Event arises in regard to a party.

18.5	Without limitation to other rights

Termination of this Agreement shall be without prejudice to any other rights which either party may have under this Agreement and without prejudice to any rights which either party may have that accrued prior to the date on which the termination takes effect.

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18.6	Effect of termination

Following termination of this Agreement for whatever reason:

(a)	each party shall promptly return all of the other party’s property, if any, to such other party;

(b)	Bendon shall no longer be under any obligation to provide the Services; and

(c)	FOH Online shall be released from any obligation to pay for any such Services provided that FOH Online shall not be released from any obligation to pay the Service Fees relating to the Services provided prior to the date of termination.

18.7	Third party contracts

For the avoidance of doubt, notwithstanding the termination of this Agreement or the expiration of the Term, FOH Online will remain liable in respect of all contracts with third party providers to which it is party (whether entered into before or after this Agreement).

18.8	Survival

The provisions of this clause 18 and clauses 1, 10, 11, 12, 13, 14, 15, 20, 21, 22 shall survive termination or expiry of this Agreement.

19	Insurance

19.1	Parties to maintain insurance

(a)	During the Term, FOH Online and Bendon must procure and maintain, at its sole cost and expense, insurance a party is required by law to hold in order to perform its obligations under this Agreement, or procure that they are a beneficiary under such policies.

(b)	The insurance policies under clause 19.1(a) must:

(i)	be taken out with a reputable insurer;

(ii)	on terms (including any excess) which are usually offered by such reputable insurer; and

(iii)	continue to apply for a period of 6 years after the later of the expiration of the Term or the termination of this Agreement.

(c)	For the avoidance of doubt, FOH Online must procure and maintain, at is sole cost and expense, any insurance it is required to hold in order to perform its obligations under any contract or arrangement with a third-party, including but not limited to ABG-Frederick’s of Hollywood, LLC.

19.2	Evidence of insurance

On request, a party must provide to the requesting party a current and valid certificate of insurance or evidence reasonably satisfactory to the requesting party that the party has effected and/or renewed the required insurance policies under clause 19.1(a) or that the party continues to be a beneficiary under such policies.

19.3	Absence of insurance

A party must immediately inform the other party if at any time during the Term it ceases to have the benefit of an insurance policy as required in clause 19.1 whether through cancellation, lapse or otherwise.

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20	GST

20.1	Interpretation

In this clause 20, a word or expression defined in the GST Law has the meaning given to it in that GST Law.

20.2	GST exclusive

Unless expressly stated otherwise, all amounts payable under this Agreement are expressed to be exclusive of GST. If a party makes a supply under or in connection with this Agreement in respect of which GST is payable, the consideration for the supply but for the application of this clause 20.2 (GST Exclusive Consideration) is increased by an amount equal to the GST Exclusive Consideration multiplied by the rate of GST prevailing at the time the supply is made.

20.3	Reimbursements

If a party must reimburse or indemnify another party for a Loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the Loss, cost or expense, and then increased in accordance with clause 20.2.

20.4	Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this Agreement until it receives a tax invoice for the supply to which the payment relates.

20.5	Obligations of the parties

Each party agrees to do all things, including providing documentation, that may be necessary or desirable to enable or assist the other party to claim any input tax credit, set-off, rebate or refund in relation to any amount of GST paid or payable pursuant to any supply under this Agreement.

21	Notices

21.1	General

A notice, demand, certification, process or other communication relating to this Agreement must be in writing in English and may be given by an agent of the sender.

21.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by email to the party’s current email address for notices.

21.3	Particulars for delivery of notices

The particulars for delivery of notices for each party is initially that party’s registered office, residential address or email address shown in the ‘Parties’ section of this Agreement. Each party may change its particulars for delivery of notices by notice to the other party.

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21.4	When a communication is given

Subject to clause 21.5, a communication is given:

(a)	if delivered by hand, on delivery;

(b)	if posted:

(i)	within Australia to an Australian address, 3 Business Days after posting;

(ii)	within New Zealand to a New Zealand address, 3 Business Days after posting; or

(iii)	in any other case, 10 Business Days after posting; or

(c)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	five hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

21.5	After hours communications

Subject to clause 21.4, if a communication is given after 5.00pm on a Business Day, the communication is taken to be received at 9.00am on the next Business Day.

21.6	Process service

Any process or other document relating to a Claim made under this Agreement may be served by any method contemplated by this clause 21 or in accordance with any applicable law.

22	General

22.1	Relationship between the parties

Except as expressly provided to the contrary in this Agreement, nothing in this Agreement will constitute the parties as principal and agent, employer and employee, partners or otherwise render a party liable for the acts or omissions of any other party.

22.2	Consideration

Each party acknowledges assuming obligations and granting rights under this Agreement for valuable consideration.

22.3	Costs

Subject to the Share Sale Agreement, each party must pay its own legal and other costs of negotiating and executing this Agreement.

22.4	No merger

No right or obligation of a party under this Agreement merges if a transaction under this Agreement is completed or an obligation of a party under this Agreement ceases or is fully performed.

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22.5	Variation, waiver and amendment

(a)	Unless this Agreement expressly states otherwise, a provision of this Agreement or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

(b)	A failure or delay in exercise, or partial exercise, of a right or power under this Agreement does not result in a waiver of that right or power.

(c)	This Agreement can only be amended, supplemented, replaced or novated by another document signed by all of the parties.

22.6	Further assurances

A party must promptly do whatever another party reasonably requires of them (such as obtaining consents, signing and producing documents and getting documents completed and signed) to bind each party and any other person intended to be bound under this Agreement and to give effect to this Agreement and to perform their obligations under it.

22.7	Severability

Any present or future legislation or law which operates to vary the obligations of a party in connection with this Agreement with the result that the party’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

22.8	Assignment

(a)	A party must not assign or transfer or otherwise deal with any right under this Agreement without the prior written consent of the other parties.

(b)	Any purported dealing in breach of this clause is of no effect.

22.9	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts, taken together, constitute one document. A party may execute this Agreement by signing any counterpart. Any copy of this Agreement executed and delivered by a party is binding on that party whether or not that or any other copy is executed and delivered by or binding upon any other party.

22.10	Governing law and jurisdiction

(a)	This Agreement is governed by and is to be construed in accordance with the laws applicable in New South Wales, Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

22.11	Entire understanding

(a)	This Agreement contains the entire understanding between the parties as to its subject matter. All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this Agreement are merged in and superseded by this Agreement and are of no effect. No party is liable to the other party in respect of those matters.

(b)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this Agreement; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

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Schedule 1 Services

[Omitted]

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FOH Services Agreement

Schedule 2 Details of Service Fees

[Omitted]

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FOH Services Agreement

Execution page

EXECUTED as an agreement on           2021

Signed by BENDON LIMITED (NZ Company no. 1100935) by:

Signature of Sole Director	Signature of Witness

Name of Sole Director (Block Letters)	Name of Witness (Block Letters)

Signed by FOH ONLINE CORP. (registration no. 5759444) by its duly authorised officer(s):
Signature of Authorised Officer	Signature of Authorised Officer
Name of Authorised Officer (Block Letters)	Name of Authorised Officer (Block Letters)

Executed by NAKED BRAND GROUP LIMITED ACN 619 054 938 under section 127 of the Corporations Act 2001 (Cth) by:
Signature of Director	Signature of Director/Secretary
Name of Director (Block Letters)	Name of Director/Secretary (Block Letters)

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Annexure A First Annual Budget

[Omitted]

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